Exhibit 10.7

SECOND AMENDMENT

TO

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This SECOND AMENDMENT TO RESEARCH COLLABORATION AND LICENSE AGREEMENT (this “Second Amendment”) dated as of February 20, 2007, is entered into by and between Merck & Co., Inc. (“MERCK”) and ARENA PHARMACEUTICALS, INC., (“ARENA”) and amends that certain Research Collaboration and License Agreement between MERCK and ARENA, effective as of October 21, 2002, as subsequently amended by the First Amendment to the Research Collaboration and License Agreement between MERCK and ARENA, dated October 20, 2004 (as so amended, the “Agreement”).

MERCK and ARENA, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, agree as follows:

1              DEFINITIONS AND GENERAL TERMS

1.1           All capitalized terms used and not defined in this Second Amendment shall have the meaning as set out in the Agreement.

1.2           The term “Effective Date of this Second Amendment” shall be February 20, 2007.

1.3           Except as modified by this Second Amendment, the terms of the Agreement shall continue in full force and effect without modification.

1.4           Notwithstanding anything else to the contrary in this Second Amendment, this Second Amendment shall not be effective unless and until the transactions contemplated by the Common Stock Purchase Agreement dated February 20, 2007, by and between MERCK and ARENA shall have closed.

2              AMENDMENTS TO THE AGREEMENT

As of the Effective Date of this Second Amendment, the Parties amend the Agreement as follows:

4.1           Section 2.2(e) of the Agreement is deleted in its entirety and replaced with the following:

“(e)                            From the second anniversary date of the Effective Date until February 20, 2007, ARENA shall dedicate nineteen (19) FTEs to the Program to work directly and exclusively on the Program, and MERCK will provide funding for that number of FTEs at the Annual FTE Rate.  From February 21, 2007 until October 21, 2007, ARENA shall dedicate fourteen (14) FTEs to the Program to work directly and exclusively on the Program, and MERCK will provide funding for that number of FTEs at the Annual FTE Rate.  The JRC is entitled to modify the number of

ARENA FTEs dedicated to the Program, if such decision is unanimous.  For clarity, Merck shall not be entitled to unilaterally change the number of ARENA FTEs dedicated to the Program and funded by MERCK that would result in a reduction of FTEs.”

This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, each of the Parties has caused this Second Amendment to be duly executed in the name of and on its behalf, as of the Effective Date of this Second Amendment.

	ARENA PHARMACEUTICALS, INC.		MERCK & CO., INC.

By:	/s/ Jack Lief	By:	/s/ Judy C. Lewent
	Name: Jack Lief		Name: Judy C. Lewent
	Title: President and CEO		Title: Executive VP and CFO

	February 20, 2007		February 20, 2007
	Date		Date